STOCKHOLDER'S AGREEMENT

         This Agreement is dated as of April 14, 1999 by and between IPC Information Systems, Inc. (the "Buyer") and Thomas E. Feil (the "Stockholder").

         Concurrently herewith, the Buyer, Merger Sub and the Target are entering into the Merger Agreement, pursuant to which Target will be merged with and into Merger Sub, whereby each share of common stock, par value $.01, of the Target, other than any Dissenting Share or Buyer-owned Share, will be converted into the right to receive the Merger Consideration.

         As a condition to Buyer entering into the Merger Agreement, the Buyer requires that the Shareholder enter into, and the Stockholder has agreed to enter into, this Agreement with the Buyer.

         In order to implement the foregoing and in consideration of the mutual agreements contained herein, the parties hereby agree as follows:

         1. Certain Definitions. Capitalized terms used but not defined shall have the meanings set forth in the Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"). The following terms, when used in this Agreement, shall have the following meanings (such definitions to be equally applicable to both singular and plural terms of the terms defined):

         "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" as described in Section 13(d)(3) of the Securities Exchange Act.

         "Control" (including the terms "Controlled by" and "under common Control with") means the possession, directly or indirectly or as a trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock, as a trustee or executor, by contract or credit arrangement or otherwise.

         "Existing Shares" has the meaning ascribed thereto in ss. 2(a)(i).

         "Permitted Transferee" means in the case of the Stockholder, (a) a spouse or lineal descendent (including by adoption and stepchildren), heir, executor, testamentary trustee or legatee of such Stockholder or (b) any trust or estate the beneficiaries of which, or any corporation, limited liability company or partnership, the stockholders, members or partners of which include only the Persons described in clause (a) above.

         "Shares" means the Existing Shares, together with any shares of Target Common Stock acquired of record or beneficially by such Stockholder in any capacity after the date hereof and prior to the Termination Date, whether upon exercise of options, conversion of convertible securities, purchase, exchange or otherwise; provided, however, that in the event of a stock dividend or distribution, or any change in the Target Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

          "Stockholder" has the meaning ascribed thereto in the introductory paragraph to this Agreement.

         "Target Common Stock" means the common stock, $.01 par value per share, of the Target.

          "Termination Date" has the meaning ascribed thereto in ss. 9 of this Agreement.

         2. Representations and Warranties of Stockholder. The Stockholder hereby represents and warrants to the Buyer as follows:

(a) 1          the  Stockholder  is the  record  holder or  beneficial  owner of
1,430,472 shares of Target Common Stock (the "Existing Shares").

     (2) On the date hereof, the Existing Shares constitute all of the outstanding shares of Target Common Stock owned of record or beneficially by the Stockholder. The Stockholder does not have record or beneficial ownership of any other Shares.

     (3) Except for 40,000 of the Existing Shares held of record by his spouse, the Stockholder has sole power of disposition with respect to all of the Existing Shares and sole voting power with respect to the matters set forth in ss. 4 hereof and sole power to demand dissenter's or appraisal rights, in each case with respect to all of the Existing Shares, with no restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement.

     (4) The Stockholder will have sole power of disposition with respect to Shares other than Existing Shares, if any, which become beneficially owned by him and will have sole voting power with respect to the matters set forth in ss. 4 hereof and sole power to demand dissenter's or appraisal rights, in each case with respect to all Shares other than Existing Shares, if any, which become beneficially owned by him with no restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement.

(b) The Stockholder has the legal capacity, power and authority to enter into and perform all of his obligations under this Agreement. The execution, delivery and performance of this Agreement by the Stockholder will not violate any other agreement to which the Stockholder is a party or by which the Stockholder is bound including, without limitation, any trust agreement, voting agreement, stockholders agreement, voting trust, partnership or other agreement. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditor's rights generally, (b) general principles of equity, whether such enforceability is considered in a proceeding in equity or at law, and to the discretion of the court before which any proceeding therefore may be brought, or (c) public policy considerations or court decisions which may limit the rights of the parties thereto for indemnification. All necessary consents of any beneficiary of or holder of interest in any trust of which the Stockholder is Trustee to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been obtained. If the Stockholder is married and his Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder's spouse, enforceable against such person in accordance with its terms.

(c) No filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby and (ii) neither the execution and delivery of this Agreement by the Stockholder nor the consummation by the Stockholder of the transactions contemplated hereby nor compliance by the Stockholder with any of the provisions hereof shall (x) conflict with or result in any breach of any applicable trust, partnership agreement or other agreements applicable to the Stockholder, (y) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Stockholder is a party or by which the Stockholder or any of the Stockholder's properties or assets may be bound or (z) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to the Stockholder or any of the Stockholder's properties or assets. The Buyer acknowledges the requirement that Stockholder file an amendment to his Schedule 13D with the Securities and Exchange Commission.

(d) The Stockholder's Shares (other than the 40,000 Shares held of record by his spouse) and the certificates representing such Shares are now and at all times during the term hereof will be held by the Stockholder, or by a nominee or custodian for the benefit of the Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

(e) No broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Stockholder in his or her capacity as such.

(f) The Stockholder understands and acknowledges that the Buyer is entering into the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement with the Buyer.



         3. Representations and Warranties of the Buyer. The Buyer hereby represents and warrants to the Stockholder as follows:

            (a) The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation.

            (b) The Buyer has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Buyer of this Agreement and the consummation by the Buyer of the transactions contemplated hereby have been duly and validly authorized and approved by all required corporate action. This Agreement has been duly executed and delivered by the Buyer, and (assuming due authorization, execution and delivery by the Stockholder) constitutes a valid and binding obligation of the Buyer, enforceable against it in accordance with its terms, except as limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditor's rights generally, (b) general principles of equity, whether such enforceability is considered in a proceeding in equity or at law, and to the discretion of the court before which any proceeding therefor may be brought, or (c) public policy considerations or court decisions which may limit the rights of the parties thereto for indemnification.

            (c) The execution and delivery of this Agreement does not, and the consummation by the Buyer of the transactions contemplated by this Agreement and compliance by the Buyer with the provisions of this Agreement will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of the Buyer under, (i) the certificate of incorporation or by-laws of the Buyer, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Buyer or its properties or assets or (iii) any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to the Buyer or its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any state or federal public body or authority is required by or with respect to the Buyer in connection with the execution and delivery of this Agreement by the Buyer or the consummation by the Buyer of any of the transactions contemplated by this Agreement.

         4.  Agreement to Vote; Proxy

            (a) The Stockholder hereby agrees that, until the Termination Date (as defined in Section 9), at any meeting of the Target Stockholders, however called, or in connection with any written consent of the Target Stockholders, the Stockholder shall vote (or cause to be voted) the Shares held of record or beneficially by him (i) in favor of the Merger, the execution and delivery by the Target of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance hereof and thereof; (ii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Target under the Merger Agreement; and (iii) against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement or any such actions identified in writing by the Buyer in advance): (A) any extraordinary corporate transaction, including, without limitation, a merger, consolidation or other business combination involving the Target or its Subsidiaries; (B) a sale, lease or transfer of a material amount of assets of the Target or its Subsidiaries or a reorganization, recapitalization, dissolution or liquidation of the Target or its Subsidiaries; (C) any change in the majority of the board of directors of the Target; (D) any material change in the present capitalization of the Target or any amendment of the Target's certificate of incorporation or by-laws; (E) any other material change in the Target's corporate structure or business; or (F) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or materially adversely affect the Merger or the transactions contemplated by the Merger Agreement or this Agreement. The Stockholder shall not enter into any agreement or understanding with any person or entity to vote the Shares or give voting instructions with respect to the Shares in any manner inconsistent with clauses (i), (ii) or (iii) of the preceding sentence.

            (b) THE STOCKHOLDER HEREBY GRANTS TO, AND APPOINTS, THE BUYER AND ANY DESIGNEE OF THE BUYER, EACH OF THEM INDIVIDUALLY, SUCH STOCKHOLDER'S IRREVOCABLE (UNTIL THE TERMINATION DATE) PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE THE SHARES AS SET FORTH IN ss. 4(a) ABOVE. THE STOCKHOLDER INTENDS THIS PROXY TO BE IRREVOCABLE (UNTIL THE TERMINATION DATE) AND COUPLED WITH AN INTEREST AND WILL TAKE SUCH FURTHER ACTION AND EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY HIM WITH RESPECT TO HIS SHARES.

         5. Certain Covenants of Stockholder. Except in accordance with the terms of this Agreement, the Stockholder hereby covenants and agrees as follows:

                  (a) Prior to the Termination Date, the Stockholder shall not, in his capacity as such, directly or indirectly (including through advisors, agents or other intermediaries), solicit (including by way of furnishing information) or respond (other than to inform a party of the provisions of this Agreement) to any inquiries or the making of any proposal by any person or entity (other than the Buyer or any Affiliate thereof) with respect to the Company that constitutes or could reasonably be expected to lead to an Acquisition Proposal (as defined in ss. 5(g) of the Merger Agreement), provided, however, that the foregoing shall not restrict the Stockholder from taking any actions in his capacity as a director of Target. If the Stockholder in his capacity as Stockholder receives any such inquiry or proposal, then the Stockholder shall promptly inform the Buyer of the material terms and conditions, if any, of such inquiry or proposal and the identity of the person making it. The Stockholder, in his capacity as such, will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

                  (b) Prior to the Termination Date, the Stockholder shall not, directly or indirectly (i) except pursuant to the terms of the Merger Agreement or this Agreement, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, enforce or permit the execution of the provisions of any redemption agreement with the Target or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, or exercise any discretionary powers to distribute, any or all of the Stockholder's Shares or any interest therein, including any trust income or principal, except in each case to a Permitted Transferee who is or agrees to become bound by this Agreement; (ii) except as contemplated hereby, grant any proxies or powers of attorney with respect to any Shares, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares; or (iii) take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing his obligations under this Agreement.

                  (c) The Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that he may have.

         6. Further Assurances. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

         7. Certain Events. The Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation the Stockholder's heirs, guardians, administrators or successors or as a result of any divorce.

         8. Stop Transfer. The Stockholder agrees with, and covenants to, the Buyer that he shall not request that the Target register the transfer
(book-entry or otherwise) of any certificate or uncertificated interest representing any of the Stockholder's Shares, unless such transfer is made in compliance with this Agreement.

         9. Termination. The obligations of the Stockholder and the irrevocable proxy contained in ss. 4(b) of this Agreement shall terminate upon the first to occur of (a) the Effective

Time, (b) the date the Merger Agreement is terminated in accordance with its terms, and (c) the date, if any, upon which the Target, the Buyer and Merger Sub enter into any amendment to the Merger Agreement which changes in any adverse manner the amount, composition, or timing of the receipt of the Merger Consideration (such earlier to occur, the "Termination Date"); provided that the provisions of Section 11 and any claim for breach of any representation, warranty, covenant or other agreement under this Agreement occurring prior to the Termination Date shall survive the Effective Time and/or the Termination Date, as applicable.

         10. Release of Rights to Compensation. Stockholder represents that since August 1, 1998 he has and will defer receiving $125,000 ("Deferred Compensation") of his $200,000 annual salary, a pro rata portion of which is included in accrued wages set forth in the Most Recent Balance Sheet. Stockholder agrees not to accept payment from Target or its Subsidiaries of any Deferred Compensation prior to the Termination Date. Stockholder hereby releases, effective on the Closing Date, any obligation of the Target or its Subsidiaries to pay any of the Deferred Compensation.

         11.      Miscellaneous.

                  (a) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

                                           If to the Stockholder:
                                           Thomas E. Feil
                                           c/o V Band Corporation
                                           3 Westchester Plaza
                                           Elmsford, New York 10523
                                           Phone: (914) 347-7118
                                           Fax: (914) 347-7524

                     copy to:     Buchanan Ingersoll P.C.
                                           Eleven Penn Center, 14th Floor
                                           1835 Market Street
                                           Philadelphia, Pennsylvania 19130-2895
                                           Attn:  Brian North
                                           Phone:  (215) 665-3828
                                           Fax:  (215) 665-8760

                                           If to the Buyer:
                                           IPC Information Systems, Inc.
                                           88 Pine Street
                                           Wall Street Plaza
                                           New York, New York 10005
                                           Attention:  Daniel Utevsky
                                           Phone: (212) 858-7908
                                           Fax:  (212) 509-7959

                     copy to:     Thacher Proffitt & Wood
                                           Two World Trade Center
                                           New York, New York 10048
                                           Attention:  Thomas N. Talley
                                           Phone:  (212) 912-7645
                                           Fax:  (212) 432-7152

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

                  (b) Waiver. At any time prior to the Effective Time, any party hereto may, with respect to any other party hereto, (i) extend the time for the performance of any of the obligations or other acts, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                  (c) Headings. The headings contained in this Agreement are for the convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (d) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by the Merger Agreement is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the party hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner.

                  (e) Entire Agreement. This Agreement, including all exhibits, disclosure schedules and schedules hereto, constitutes the entire agreement and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and except as otherwise expressly provided herein.

                  (f) Succession and Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party (whether by operation of law or otherwise) without the prior written consent of the other party hereto. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and no other Person shall have any right, benefit or obligation under this Agreement as a third party beneficiary or otherwise.

                  (g) Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties hereto shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

                  (h) Rights and Remedies. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

                  (i) Fiduciary Duty. Notwithstanding anything herein to the contrary, no Person executing this Agreement who is, or becomes during the term hereof, a director or officer of the Company makes any agreement or understanding herein in his or her capacity as such director or officer, and the agreements set forth herein shall in no way restrict any director or officer in the exercise of his or her fiduciary duties as a director or officer of the Target. The Stockholder has executed this Agreement solely in his capacity as the record or beneficial holder of the Stockholder's Shares or as the trustee of a trust whose beneficiaries are the beneficial owners of the Stockholder's Shares.

                  (j) Expenses. Each party agrees to bear its own expenses in connection with the transactions contemplated hereby.

                  (k) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York.

                  (l) Trial by Jury. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  (m) Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.


                               *       *       *

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                                IPC INFORMATION SYSTEMS, INC.



                                                By:/s/ Gerald E. Starr
                                                ----------------------
                                                      Gerald E. Starr
                                                Name:
                                                Title:


                                                STOCKHOLDER


                                                          /s/  Thomas E. Feil
                                                          --------------------
                                                               Thomas E. Feil